UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

July 18, 2022

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600

San Francisco, California 94105

(Address of principal executive offices)

(888) 722-7871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Accounting Officer

On July 18, 2022, Okta, Inc. (the “Company”) announced that Shibu Ninan was appointed to the position of Chief Accounting Officer effective August 15, 2022. In this position, he will serve as the Company’s principal accounting officer. Christopher Kramer will cease serving in the capacity of principal accounting officer of the Company upon the effective date of Mr. Ninan’s appointment and will assume a role on the Company’s Financial Planning & Analysis team.

Prior to his current role, Mr. Ninan, 47, served as Vice President, Chief Accounting Officer at Veritas Technologies LLC, a data management company, from July 2015 to August 2022 and as Chief Accounting Officer at Saba Software, Inc., a cloud-based intelligent talent management solutions company acquired by Cornerstone OnDemand, Inc., from November 2013 to June 2015. Earlier in his career, Mr. Ninan served as a Senior Manager at KPMG US and at Deloitte India. Mr. Ninan holds a Bachelor of Commerce from Bangalore University, Bangalore, India, a Chartered Accountancy (CA) from the Institute of Chartered Accountants of India, and a Certified Public Accountancy (CPA) from the American Institute of Certified Public Accountants.

In connection with Mr. Ninan’s appointment as Chief Accounting Officer, he will (i) receive an annual base salary of $380,000, (ii) participate in the Company’s Amended and Restated Senior Executive Incentive Bonus Plan with an annual target amount of 45% of his base salary and (iii) participate in the Company’s Executive Severance Plan. Additionally, Mr. Ninan will receive restricted stock units covering shares of the Company’s Class A common stock valued at $3.5 million, that will vest subject to Mr. Ninan’s continued employment with the Company on the applicable vesting dates. The Company will also enter into its standard form of indemnification agreement with Mr. Ninan.

There are no arrangements or understandings between Mr. Ninan and any other persons pursuant to which he was appointed as Chief Accounting Officer of the Company. There are no family relationships between Mr. Ninan and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Ninan pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Ninan is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated July 18, 2022 issued by Okta, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of July, 2022.

Okta, Inc.

By:	/s/ Jonathan T. Runyan
Name:	Jonathan T. Runyan
Title:	General Counsel and Corporate Secretary